SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM 8-K
                                 _______________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Earliest Event Reported: November 5, 2003


                      TAURUS ENTERTAINMENT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


             Colorado                  000-08835                87-0736215
   (State or other jurisdiction       (Commission             (IRS Employer
 of incorporation or organization)    File Number)          Identification No.)



                       19901 Southwest Freeway, Suite 209
                             Sugar Land, Texas 77479
          (Address of principal executive offices, including zip code)

                                 (281) 207-5484
              (Registrant's telephone number, including area code)




                            505 North Belt, Suite 630
                              Houston, Texas 77060
                                 (281) 820-1181
                (Registrant's Previous address/telephone number)


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ITEM 2.  Acquisition or Disposition of Assets.

On November 5, 2003, a wholly owned subsidiary of Taurus Entertainment Companies, Inc. (OTCBB:TAUR ), BlueStar Physical Therapy, Inc. (BlueStar), a
                       ----
Texas based physical therapy and rehabilitation services company, completed the acquisition of HealthQuest, Inc. (HealthQuest), a Florida based health management services and consulting company. The acquisition was effective as of October 31, 2003.

HealthQuest will now be a wholly owned subsidiary of BlueStar. Terms of the sale include 250,000 shares of Taurus common stock and the assumption of liabilities of approximately $330,000.

Included in the terms of the acquisition was an employment agreement between BlueStar and Dr. Peter Lord.

ITEM 5.  Other Events.

On November 5, 2003, BlueStar issued a press release announcing that Dr. Peter Lord, former president and CEO of HealthQuest, has assumed the position of President of BlueStar. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired will be provided within 60 days as an amendment to this filing.

     (b)  Pro Forma Financial Information.

          Pro Forma Financial Information will be provided within 60 days as an amendment to this filing.

     (c)  Exhibits.

          99.1 Copy of BlueStar's Press Release dated November 5, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TAURUS ENTERTAINMENT COMPANIES, INC.

Date: November 14, 2003        By:  /s/  Alfred Oglesby
                               ---------------------------------------
                               Alfred Oglesby, Director, President and
                               Chief Financial Officer


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